EXHIBIT 4.8


                          GUARANTOR JOINDER AGREEMENT


         GUARANTOR JOINDER AGREEMENT, dated as of October 14, 2003, made by ABTRE, INC., a Tennessee corporation, AIMPAR, INC., a New York corporation, AMERICAN BILTRITE INTELLECTUAL PROPERTIES, INC., a Delaware corporation, IDEAL TAPE CO., INC., a Delaware corporation, MAJESTIC JEWELRY, INC., a Delaware corporation, OCEAN STATE JEWELRY, INC., a Rhode Island corporation, and 425 DEXTER ASSOCIATES, L.P., a Rhode Island limited partnership, (collectively, the "New Guarantors"), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other Purchasers party to, and holders and Transferees of Notes issued pursuant to, the Agreement referred to below (collectively, the "Holders"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement referred to below.

         WHEREAS, American Biltrite Inc., a Delaware corporation (the "Company"), and certain Guarantors described therein on the one hand, and The Prudential Insurance Company of America (and, if applicable, certain other Holders), on the other hand, are parties to that certain Consent Letter, dated as of August 1, 2003, and to that certain Note Purchase and Private Shelf Agreement and Facility Guarantee, dated as of August 28, 2001, as amended by Amendment Number 1, dated as of December 31, 2002, Amendment Number 2, dated as of March 31, 2003, Amendment Number 3, dated as of June 30, 2003, and Amendment Number 4, dated as of October 14, 2003 (herein called the "Agreement");

         WHEREAS, pursuant to paragraph 5L of the Agreement, the Company covenants that at the time that any Subsidiary becomes a borrower or obligor under the Bank Agreement, it will cause such Subsidiary to become simultaneously a Guarantor by, inter alia, executing and delivering to the Holders a Guarantor Joinder Agreement

         WHEREAS, the New Guarantors are members of an affiliated group of companies that includes the Company and the Guarantors under the Agreement; the proceeds of the issue and sale of Notes under the Agreement will be used in part to benefit the Company and the Guarantors (including the New Guarantors) in the operation of their respective businesses; and the Company and the Guarantors (including the New Guarantors) are engaged in related businesses, and each of the Company and the Guarantors (including the New Guarantors) will derive substantial direct and indirect benefits from the issue and sale of Notes under the Agreement; and

         WHEREAS, the New Guarantors have agreed to execute this Guarantor Joinder Agreement to become parties to, and Guarantors under, the Agreement;

         NOW, THEREFORE, IT IS AGREED:


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1.    Note Agreement. By executing and delivering this Guarantor Joinder
      Agreement (in addition to satisfying the other conditions precedent set forth in paragraph 5L of the Agreement), the New Guarantors, as provided in the Agreement, hereby become parties to the Agreement as Guarantors thereunder with the same force and effect as if originally named therein as Guarantors and, without limiting the generality of the foregoing, hereby expressly assume all obligations and liabilities of a Guarantor thereunder and under the Facility Guarantee. Each New Guarantor hereby represents and warrants that each of the representations and warranties of the Guarantors contained in paragraph 8 of the Agreement is true and correct with respect to such New Guarantor on and as of the date hereof (after giving effect to this Guarantor Joinder Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS GUARANTOR JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantor Joinder Agreement to be duly executed and delivered to the Holders as of the date first above written.


                                          ABTRE, INC.


                                          By: /s/ Howard N. Feist III
                                              ------------------------------
                                             Name:  Howard N. Feist
                                             Title: VP


                                          AIMPAR, INC.


                                          By: /s/ Howard N. Feist III
                                              -------------------------------
                                              Name:  Howard N. Feist
                                              Title: VP


                                          AMERICAN BILTRITE INTELLECTUAL
                                          PROPERTIES, INC.


                                          By: /s/ Howard N. Feist III
                                              -------------------------------
                                              Name:  Howard N. Feist
                                              Title: VP



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


                                          IDEAL TAPE CO., INC.


                                          By: /s/ Howard N. Feist III
                                              -------------------------------
                                              Name:  Howard N. Feist
                                              Title: VP


                                          MAJESTIC JEWELRY, INC.


                                          By: /s/ Howard N. Feist III
                                              ------------------------------
                                              Name:  Howard N. Feist
                                              Title: VP


                                          OCEAN STATE JEWELRY, INC.


                                          By: /s/ Howard N. Feist III
                                              -------------------------------
                                              Name:  Howard N. Feist
                                              Title: VP


                                          425 DEXTER ASSOCIATES, L.P.

                                          By: AIMPAR, INC., its General Partner


                                          By: /s/ Howard N. Feist III
                                              --------------------------------
                                              Name:  Howard N. Feist
                                              Title: VP